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                         CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the registration statements of Nash-Finch Company on Form S-8 (File No. 33-64313) and Form S-8 (File No. 33-54487) of our report dated February 2, 1996, on our audits of the financial statements and financial statement schedules of Military Distributors of Virginia, Inc. as of December 31, 1995 and 1994, and for the years ended December 31, 1995 and 1994, which report is included in the Current Report on Form 8-K.




GOODMAN & COMPANY, L.L.P.


Norfolk, Virginia
March 13, 1996